UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2023

SPRINGBIG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40049	88-2789488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

621 NW 53rd Street
Ste. 260
Boca Raton,	Florida	33487
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (800) 972-9172

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SBIG	The Nasdaq Capital Market
Warrants, each exercisable for one share of Common Stock, at an exercise price of $11.50 per share	SBIGW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer		Accelerated filer
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 1, 2023, (i) the Board of Directors of SpringBig Holdings, Inc. (the “Company”) determined that it would not be in the best interest of the Company or its shareholders to meet the continued listing requirements of the Nasdaq Capital Market, (ii) the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) that it was withdrawing its appeal of the Nasdaq Listings Qualification staff’s delist determination dated March 7, 2023, for the Company’s failure to meet the market value of listed securities requirement in Nasdaq Listing Rule 5450(b)(2)(A) and (iii) the Company received a letter from Nasdaq confirming (a) the withdrawal of the appeal, (b) as a result of the withdrawal, the Company’s common stock and public warrants would be suspended at the open of business on September 5, 2023 and (c) Nasdaq would file a Form 25 Notification of Delisting with the U.S. Securities and Exchange Commission (the “Commission”) when all of its internal procedural periods have run. The letter also noted that the Company failed to meet the minimum bid price requirement in Nasdaq Listing Rule 5450(a)(1).

The Company has taken the steps necessary so that its common stock and public warrants may be quoted for trading on the OTCQX® Best Market under their current trading symbols “SBIG” and “SBIGW,” respectively, following the delisting from trading on the Nasdaq Capital Market. The Company anticipates trading to begin on the OTCQX® Best Market on or about September 6, 2023. The Company will continue to be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On August 30, 2023, Amanda Lannert and on August 31, 2023, Steven Bernstein and Patricia Glassford resigned as members of the Board effective immediately on such dates, as applicable, including as a member of all Board committees of which they are a member. The resignations of such directors were not due to any disagreements with the Company or the Board on any matter relating to the Company’s operations, policies, or practices. As of September 1, 2023, the Board comprised of Jeffrey Harris, Sergey Sherman, Phil Schwarz and Jon Trauben, and Mr. Trauben has succeeded Ms. Glassford as chair of the Audit Committee.

Item 7.01 Regulation FD Disclosure.

On September 1, 2023, the Company issued a press release announcing its intention to transfer the trading of its common stock and public warrants to the OTCQX® Best Market and changes to its board of directors. A copy of the press release is attached as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” with the Commission for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated September 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGBIG HOLDINGS, INC.

September 1, 2023	By:	/s/ Jeffrey Harris
Name: Jeffrey Harris
Title: Chief Executive Officer